Exhibit 99.1

The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
Tel. 804.289.9600
Fax 804.289.9770

FOR IMMEDIATE RELEASE
Contact:
Investor Relations
804.289.9709

BRINK’S ANNOUNCES AGREEMENT WITH STARBOARD VALUE

Company Adds Three New Independent Directors
Chief Executive Officer Thomas C. Schievelbein to Retire
Board to Promptly Commence Comprehensive Search

RICHMOND, Va. – January 4, 2016 –The Brink’s Company (NYSE: BCO), a global leader in security-related services, today announced that it has entered into an agreement with Starboard Value LP, which has a combined beneficial and economic ownership of approximately 12.3% of the Company’s outstanding common stock, regarding the composition of the Brink’s Board of Directors. Under the terms of the agreement, the Brink’s Board of Directors has elected Ian D. Clough, George I. Stoeckert and Peter A. Feld to the Board, effective immediately. Mr. Clough, Mr. Stoeckert and Mr. Feld will stand for election as nominees of Brink’s at the Brink’s 2016 annual meeting of shareholders, together with incumbent director Paul G. Boynton. In connection with the appointment of the new directors, Murray D. Martin and Ronald L. Turner have retired from the Board of Directors, effective immediately.

Brink’s also announced today that Chairman, President and Chief Executive Officer Thomas C. Schievelbein will step down and retire early, effective as of the date of the Brink’s 2016 annual meeting of shareholders (or earlier, if a successor is appointed). The Brink’s Board of Directors intends to promptly commence a search to identify a successor Chief Executive Officer, considering both internal and external candidates. The search will be overseen by the Corporate Governance and Nominating Committee of the Board of Directors, which will be chaired by Mr. Feld. In connection with Mr. Schievelbein’s announced retirement, the Board of Directors will elect a non-executive Chairman of the Board from among the independent members of the reconstituted Board, whose selection will be mutually agreeable to Starboard and Brink’s.

Mr. Schievelbein said “We are pleased to have reached this agreement with Starboard, our largest shareholder, and look forward to working constructively together as Brink’s moves forward. Brink’s is extremely grateful to Murray and Ron for their long service as directors and dedication to this great company. Their knowledge and tireless work on behalf of our shareholders have been tremendous assets to Brink’s throughout their tenures on the Board of Directors. On a personal note, I would also like to express my appreciation and admiration for the Brink’s employees who provide our clients with the best in security-related services across the world.”

The Brink’s Board of Directors, on behalf of the entire Brink’s organization, thanks Tom for his leadership and guidance of Brink’s during his years of service and as we move forward with this transition. Under Tom’s leadership, Brink’s has remained a global leader in secure logistics, with a strong core business and a growing high-value services business.

Mr. Feld, Managing Member of Starboard, said, “Starboard is pleased to have reached a constructive agreement with Brink’s. Brink’s has a world-class brand, and we believe there is a significant opportunity to create value for the benefit of all shareholders. Ian and George bring significant experience in the logistics and business services industries and I look forward to providing direct shareholder representation in the boardroom. Collectively, we are prepared to work together with our fellow board members to oversee Brink’s management and help them drive improved operating and financial performance in 2016 and beyond. We are excited to get started as soon as possible.”

As part of the agreement, Starboard has agreed to vote all of its shares in favor of the Brink’s nominees at the 2016 annual meeting of shareholders and has entered into other customary standstill and voting commitments. The agreement between Brink’s and Starboard will be filed with the Securities and Exchange Commission. Evercore and Morgan Stanley are serving as financial advisors to Brink’s and Wachtell, Lipton, Rosen & Katz is acting as legal advisor. Olshan Frome Wolosky is acting as legal advisor to Starboard.

Peter Feld has been a Managing Member and the Head of Research of Starboard Value LP (an investment fund) since 2011. Prior to joining Starboard, Mr. Feld served as a Managing Director of Ramius LLC and a Portfolio Manager of Ramius Value and Opportunity Master Fund Ltd. from November 2008 to April 2011. He currently serves as a director of Insperity, Inc. (a provider of human resources and business performance solutions) and during the past five years served as a director of Darden Restaurants, Inc.,

Tessera Technologies, Inc., Integrated Device Technology, Inc., Unwired Planet, Inc. and Sea Change International, Inc.

Ian Clough has been Managing Director of International Europe at TNT Express N.V. (a Netherlands-based international courier delivery services company) since April 2014 and serves as a Member of the company’s Management Board. Previously, Mr. Clough served as Chief Executive Officer of DHL Express (USA), part of the Deutsche Post DHL Group from 2009 to 2014.

George Stoeckert has been a private investor and advisor since 2011 and previously served as President of North America and Internet Solutions at Dun & Bradstreet from 2009 to 2011. Prior to that, he held various senior leadership positions at Automatic Data Processing, Inc., including President of Employer Services International and President of the Major Accounts Services Division. Before joining ADP, Mr. Stoeckert served as President of the Insurance Management Services Division at Ryder System, Inc. Mr. Stoeckert currently serves on the Boards of Directors of Onvia, Inc. (a public data company serving state, local and educational markets) and Theragenics Inc. (a medical device company).

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the world’s premier provider of secure transportation and cash management services.  For more information, please visit The Brink’s Company website at www.Brinks.com or call 804-289-9709.

About Starboard Value LP
Starboard Value LP is a New York-based investment adviser with a focused and fundamental approach to investing in publicly traded U.S. companies. Starboard invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated.  These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to:
Our ability to improve profitability in our largest five markets; our ability to identify and execute further cost and operational improvements and efficiencies in our core businesses; continuing market volatility and commodity price fluctuations and their impact on the demand for our services; our ability to maintain or improve volumes at favorable pricing levels and increase cost and productivity efficiencies, particularly in the United States and Mexico; investments in information technology and adjacent businesses and their impact on revenue and profit growth; our ability to develop and implement solutions for our customers and gain market acceptance of those solutions; our ability to maintain an effective IT infrastructure and safeguard confidential information; risks customarily associated with operating in foreign countries including changing labor and economic conditions, currency restrictions and devaluations, safety and security issues, political instability, restrictions on repatriation of earnings and capital, nationalization, expropriation and other forms of restrictive government actions; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; the stability of the Venezuelan economy, changes in Venezuelan policy regarding foreign-owned businesses; regulatory and labor issues in many of our global operations, including negotiations with organized labor and the possibility of work stoppages; our ability to integrate successfully recently acquired companies and improve their operating profit margins; costs related to dispositions and market exits; our ability to identify evaluate and pursue acquisitions and other strategic opportunities, including those in the home security industry and emerging markets; the willingness of our customers to absorb fuel surcharges and other future price increases; our ability to obtain necessary information technology and other services at favorable pricing levels from third party service providers; variations in costs or expenses and performance delays of any public or private sector supplier, service provider or customer; our ability to obtain appropriate insurance coverage, positions taken by insurers with respect to claims made and the financial condition of insurers, safety and security performance, our loss experience, and changes in insurance costs; security threats worldwide and losses of customer valuables; costs associated with the purchase and implementation of cash processing and security equipment; employee and environmental liabilities in connection with our former coal operations, including black lung claims incidence; the impact of the Patient Protection and Affordable Care Act on UMWA and black lung liability and the Company's ongoing operations; changes to estimated liabilities and assets in actuarial assumptions due to payments made, investment returns, interest rates and annual actuarial revaluations, the funding requirements, accounting treatment, investment performance and costs and expenses of our pension plans, the VEBA and other employee benefits, mandatory or voluntary pension plan contributions; the nature of our hedging relationships; counterparty risk; changes in estimates and assumptions underlying our critical accounting policies; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of the Company's business and reputation; access to the capital and credit markets; seasonality, pricing and other competitive industry factors; and the promulgation and adoption of new accounting standards and interpretations, new government regulations and interpretation of existing regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2014, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this release is representative as of today only and The Brink's Company undertakes no obligation to update any information contained in this document.